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                                                                     EXHIBIT 23a

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Verizon Communications Inc. (Verizon) and where applicable, related Prospectuses, of our report dated January 31, 2002 (except for Note 1, as to which the date is May 31, 2002), with respect to the consolidated financial statements and schedule of Verizon included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-48083; Form S-8, No. 33-10378;
Form S-4, No. 333-11573; Form S-8, No. 333-33747; Form S-8, No. 333-41593;
Form S-8, No. 333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-75553;
Form S-8, No. 333-81619; Form S-3, No. 333-78121-01; Form S-8, No. 333-76171;
Form S-8, No. 333-50146; Form S-8, No. 333-53830; Form S-3, No. 333-67412;
Form S-3, No. 333-73612; Form S-4, No. 333-82408; and Form S-8, No. 333-82690.

/s/ Ernst & Young LLP

New York, New York
May 31, 2002